Exhibit 21


                               TRIMAS CORPORATION
                            (a Delaware corporation)

      Subsidiaries*
                                                      Jurisdiction of
                                                      Incorporation or
      Name                                              Organization

Compac Corporation                                       Delaware
  Netcong Investments, Inc.                              New Jersey
Di-Rite Company                                          Ohio
Draw-Tite, Inc.                                          Delaware
  Mongo Electronics, Inc.                                Delaware
Draw-Tite (Canada), Ltd.                                 Ontario
Eskay Screw Corporation                                  Delaware
Fulton Performance Products, Inc.                        Delaware
  Spar Marine Manufacturing Ltd.                      British Columbia
Hitch 'N Post, Inc.                                      Delaware
Kee Services, Inc.                                       Michigan
Keo Cutters, Inc.                                        Michigan
Lake Erie Screw Corporation                              Ohio
Lamons Metal Gasket Co.                                  Delaware
  Canadian Gasket Company (1987) Inc.                    Canada
  Louisiana Hose & Rubber Co.                            Louisiana
Monogram Aerospace Fasteners, Inc.                       Delaware
Norris Cylinder Company                                  Delaware
Punchcraft Company                                       Michigan
Reese Products, Inc.                                     Indiana
  Hayman-Reese Pty. Ltd.                                 Australia
Reese Products of Canada Ltd.                            Ontario
Reska Spline Products, Inc.                              Michigan
Richards Micro-Tool, Inc.                                Delaware
Rieke Corporation                                        Indiana
  Rieke Canada Limited                                   Canada
  Rieke of Mexico, Inc.                                  Delaware
    Rieke de Mexico, S.A. de C.V.                        Mexico
  Rieke Leasing Co., Incorporated                        Delaware
TriMas Corporation                                       Nevada
TriMas Export, Inc.                                      Barbados
TriMas Fasteners, Inc.                                   Delaware
TriMas Services Corp.                                    Delaware


________
       *Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. All subsidiaries are wholly-owned. Certain of these companies may also use tradenames or other assumed names in the conduct of their businesses.